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                                                                    EXHIBIT 23.1

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2002 Qualified Stock Plan and the 2002 Employee Stock Purchase Plan of Komag, Incorporated of our report dated January 29, 2001, with respect to the consolidated statements of operations, stockholders' equity, and cash flows of Komag, Incorporated and related financial statement schedule for the year ended December 31, 2000 included in its Annual Report (Form 10-K) for the year ended December 29, 2002 filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP

San Jose, California
July 21, 2003